Exhibit 99.1

NEWS RELEASE Contact: Rachel Mandell-Rice Phone Number: 206.264.8220 Email: TappIn@barokas.com

TappIn by Globalscape Named 2012 Golden Bridge Awards Finalist

Secure Content Mobility Provider Named Alongside Elite Finalists Including AirWatch

Seattle, WA – September 5, 2012 —TappIn, Inc., a wholly-owned subsidiary of GlobalSCAPE, Inc. (NYSE MKT: GSB), a leading developer of secure information exchange solutions, announced today that the TappIn by Globalscape secure content mobility solution has been recognized as a finalist for the Golden Bridge Awards for the second consecutive year. TappIn by Globalscape was selected as a finalist in the Top Mobile Innovative Products or Services category, alongside globally recognized companies like AirWatch. This recognition follows a string of top industry acknowledgements for TappIn, including a 2012 Global Excellence Award from Info Security and being named a Red Herring 2011 Global 100 Winner.

The increasingly mobile nature of the workforce, coupled with the rapid diversification of content generation sources and storage repositories, is changing the way people interact with their content, both personal and professional. As smartphones and tablets enable unprecedented mobile and remote file access, individuals and businesses are looking for solutions that will streamline that access regardless of where their files reside. TappIn provides users with a single interface from which they can simply and securely access all of their important files, business or personal, via the device of their choosing, whether it resides on their business computer, their personal laptop, or in the cloud.

“Mobility is fundamentally changing the way we live our lives, enabling instant access to information at the tap of a screen,” said Chris Hopen, President of TappIn, Inc. “TappIn is committed to streamlining that access with secure solutions that enable users to tap into their content on demand, regardless of where it is stored. TappIn is the one place they can go for all their content without having to move, upload or store everything in one place.”

The Golden Bridge Awards recognizes the world’s best in organizational performance, products and services, innovations, and executives and management teams, along with a wide array of other categories. Winners of this year’s Golden Bridge Awards will be honored in San Francisco on Tuesday, October 2, 2012 during the 4th annual awards dinner and presentations.

About Globalscape and TappIn, Inc.

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) is a leading provider of software and services that enable customers to access and share information quickly, securely, and reliably. Beginning in 1996 with its CuteFTP® product, Globalscape has been helping businesses and consumers – including 15,000 companies in more than 150 countries – facilitate cost-effective, secure information exchange. With its 2011 acquisition of Seattle-based TappIn, Inc., Globalscape also offers customers the ability to access and share documents, pictures, videos, and music – anytime, from anywhere – easily and securely, without the need for uploading, syncing, or paying for cloud storage. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2011 calendar year, filed with the Securities and Exchange Commission on March 29, 2012.

About the Golden Bridge Awards

Golden Bridge Awards are an annual industry and peers recognition program honoring Best Companies of all types and sizes in North America, Europe, Middle-East, Africa, Asia-Pacific, and Latin-America, Best Products, Innovations, Management and Teams, Women in Business and the Professions, and PR and Marketing Campaigns from all over the world. Learn more about The Golden Bridge Awards at www.goldenbridgeawards.com